Exhibit 99.1

Presentation Transcript

Bill Lis (Executive Chairman and Chief Executive Officer of Jasper Therapeutics, Inc.):

Hello and thank you for joining today’s webcast. My name is Bill Lis, I’m the executive chairman and CEO of Jasper. We are really pleased today to announce the proposed merger of Jasper Therapeutics and Amplitude Healthcare Acquisition Corporation. We expect the combined capital raised by PIPE and by Amplitude will be approximately $180 million in cash at the closing of the transaction, this is assuming no redemptions. We’re really excited, this will significantly bolster Jasper’s balance sheet and provide an estimated 24 months of cash runway from the time of close through key value creating milestones. These include the potential registration enabling data for our lead program, and for an IND for our second pipeline program. We expect the merger transaction to close in the third quarter of 2021, with the combined company operating as Jasper Therapeutics and listed on the Nasdaq under the symbol “JSPR.”

Next is a review of the safe harbor.

On slide 3 I highlight the vision for Jasper Therapeutics. The vision is straightforward. It is to become the leading biotech company focused on hematopoietic stem cell transplant therapies. We have a deep expertise in the science, and we’ve defined the biology to target the stem cell and to advance two innovative programs. First is our lead program, which we refer to as JSP191, it’s a first-in-class anti-CD117 monoclonal antibody conditioning agent. We have promising initial safety and efficacy data for JSP191 across multiple indications in transplant patients, with multiple upcoming data read outs in acute myeloid leukemias and monogenic diseases such as severe combined immunodeficiency and sickle cell disease, and these are over the next 12 to 18 months. These initial indications serve as the foundation to expand JSP191 as a potential standard of care conditioning agent across additional allogeneic indications such as autoimmune diseases and for autologous gene therapy indications. Our second program is a groundbreaking hematopoietic stem cell engineering platform. It’s designed to increase cure rates of donor grafts, it has multiple potential upcoming milestones as well. In addition, we have announced a number of academic and corporate partnerships specifically for JSP191 that provide further validation of its potential. We expect to announce additional partnerships in the coming months. We have an experienced management team with a strong track record of success in both drug discovery and development and through commercialization. And overall, Jasper is well positioned as a leader in field for both stem cell conditioning and stem cell engineering, these two areas of high unmet need that have seen little innovation over the past few decades.

So on the next slide, I’m going to highlight our management team and the scientific advisory board. I can summarize both by stating that the management team and the scientific advisory board have a really nice combination of world leading experts in the fields of blood and bone marrow transplantation, and stem cell and gene therapy, and hematologic cancers, as well as success as industry drug developers and company builders.

On to the next slide. Hematopoietic stem cell transplant is known as the most powerful form of disease cure but it’s woefully underutilized due to significant limitations. Our goal at Jasper is to target the two largest areas on unmet medical need in the field. First on the host, or what we call the patient side, there are significant limitations because the standard of care to prepare a bone marrow for transplant is genotoxic agents. These conditioning agents are associated with risk of mortality and other major toxicities, including treatment related cancer, veno-occlusive disease, bacteremia, pulmonary fibrosis and infertility. On the donor or transplant graft side the limitations are also significant. Current allogeneic and autologous grafts are associated clinical relapse and failed engraftment and in allogeneic transplants are associated with graft versus host disease and the need for long term immune-suppression.

So on slide six I’ll review how Jasper’s innovative science is focused on the stem cell, and this is because the stem cells play the central role in hematopoietic cellular therapy cures. I’ll review at a high level the mechanism of action of both programs and why were excited about their potential. First on the host side, or the patient side, the goal is to deplete healthy and diseased stem cells to make room in the bone marrow for donor cells to engraft and to produce lineage of curative cells. The stem cell survival signal is through stem cell factor, so by blocking its receptor, CD117 or cKIT, JSP191 turns off the signal, the survival signal, and depletes healthy and diseased cells creating the space in the bone marrow and enabling engraftment. What’s important is that it does this without toxicity. This is depicted on the left-hand side of the slide. On the right-hand side of the slide we now switch to the mechanism of action of the engineered stem cell program. Here we are focused on addressing the limitations of the donor graft. We use the same understanding of the biology for the engineered donor stem cells, which produce the curative cells for both allogeneic and autologous gene edited hematopoietic stem cell grafts. Here you are simply using the same biology that you did with JSP191 for conditioning, but now you turn the coin over and instead of turning off the stem cell survival signal, you’re turning it on to proliferate curative cells. We’ve innovated a way to engineer stem cells transiently with RNA to give them this competitive or proliferative advantage and they also give all other incoming grafted cells the same competitive advantage over the host or patient cells, again, to increase engraftment rates and cure rates.

On slide seven we review how this looks like from a pipeline standpoint. On the upper part of the slide in red is everything related to JSP 191. The first three indications are what we call our sponsored indications, and that we’ll be running the clinical trials. That’s in AML and MDS, that’s in the SCID indication, and upcoming this year, now a pilot study in autoimmune disease. In addition to the sponsored clinical trials, we have partnerships now, that’ll let us expand the indications and the pipeline for JSP191. They include investigator sponsored trials at Stanford for Fanconi’s anemia, include investigator sponsored trial at NIH for sickle cell disease, and then the corporate partnerships with our gene therapy partners across a number of monogenic diseases. What’s important is that the three partnered indications to date, these are with existing protocols, they come with funding from our partners, but they allow us to keep 100% of the commercial rights. On the lower part of the slide in blue represents the preclinical work in areas that we’re focused on from a preclinical standpoint, these include the monogenic diseases and autoimmune diseases. As with JSP191 there is an expansive number of indications that we can pursue as this program advances. The one final point I’ll make that’s really important on this slide is there is really significant leverage across these two programs that drive what will be two unique and potential revenue streams. What we’re doing is we are leveraging the same underlying biology, the same validated translational models and the same clinical trials sites and commercial platform for both programs. So everything that we’ve done with JSP191, we’ll be using that same model to move the engineered stem cell program forward. What’s also important is that if we’re successful we’ll replace old standard of care transplants agents and then we can expand hematopoietic stem cell transplant far beyond what’s currently done today. Today there’s about 20,000 hematopoietic stem cell transplants that are done annually. If we’re successful with JSP191 we can expand that to somewhere greater than 40,000 transplants annually in the G7, and if we’re successful with both JSP191 and the engineered stem cell program, that number could approach 100,000 hematopoietic stem cell transplants, just within the next decade annually in the G7.

JSP191 is a highly differentiated, first-in-class, anti-CD117 antibody for transplant conditioning. It has unique properties compared to all the other antibodies in its class. First, it’s only anti-CD117 antibody designed to bind with high affinity to CD117 and block stem cell factor signaling directly. For this reason it’s the only naked antibody that’s demonstrated both in vitro and in vivo stem cell depletion. This is a property that also allows it to sensitize stem cells so that 191 can synergize in combination with other standard agents, and this allows the increase efficacy. That’s with either radiation, other antibodies that target CD47, or 5 azacytidine. Also, it’s the only aglycosylated anti-CD1117 antibody. This removes effector function and mast cell activation. What this does is it has the potential to give JSP191 a safety advantage related to mast cells and potential for adverse events such as anaphylaxis.

Over the next few slides I’ll review top line data from our ongoing phase 1/2 clinical trials. JSP191 has demonstrated preliminary single agent conditioning safety and efficacy in the first ongoing Phase 1 trial in patients with severe combined immunodeficiency undergoing transplant. Severe combined immunodeficiency is a lethal genetic immune disorder. Hematopoietic stem cell transplant is the only proven cure for these infants, who will die before the age of two without a transplant. The data to date are encouraging and we show the following on this slide. We’ve enrolled 12 patients who received a second transplant after a prior failed transplant and two newly diagnosed infants who received a first transplant. We have seen no treatment related severe adverse events and no myelosuppression has been reported in any of the subjects. Based on this the FDA allowed an amendment to administer JSP191 on an outpatient basis, and this in of itself is a major advance for patients. Initial efficacy is shown on the lower part of the slide in what we call one representative patient. It shows positive reconstitution of the immune system as measured by an increase in both naive T-cells and naive B-cells.

In addition, a good representation of JSP191’s efficacy is shown here on this slide. This is a comparison of naïve T-cell reconstitution in the first 6 re-transplant SCID patients conditioned with JSP191 and compared to a matched cohort of historical re-transplant patients who also did not receive conditioning. Hematopoietic stem cell transplant without conditioning is standard in many institutions because clinicians will not re-challenge patients undergoing a second transplant with genotoxic agents. So on the left-hand side what you see is a matched cohort of patients not receiving conditioning and you see none of the patients here had a meaningful increase in measurable naive T-cell production, and these are patients at least two years after follow up. Whereas on the right-hand side, in the graph, what this depicts is JSP191, and here we see four of six patients conditioned with JSP191 reached naive T-cell production above a threshold that we believe represents clinical benefit. These are all patients with at least 2 year follow up. In these patients we have seen an example of immune reconstitution such as resolution of chronic infection, reduction of supportive therapies or antibody production after vaccine challenge. Additionally, we continue to collect data on these patients at earlier timepoints and are actively enrolling patients across the United States.

On the next slide we show data from our preliminary Phase 1 study of JSP191 in combination with standard total body irradiation and fludarabine. This in the first six patients, in patients with myelodysplastic syndrome and acute myeloid leukemia. Of note, these are elderly patients who are in complete response but have minimal residual disease status at baseline prior to JSP191 conditioning and transplantation. The data demonstrates that JSP191 conditioning leads to successful engraftment as measured by full donor chimerism of greater than 95% in five of the six patients transplanted to date. What is impressive is that five of six patients with baseline minimal residual disease converted to MRD negative status at day 90 after transplant. These data are encouraging as the literature shows that both full donor chimerism and negative MRD status at day 90 are associated with positive long-term outcomes. Finally, there have been no reported treatment related serious adverse events in these patients and there was one investigator reported secondary graft failure, but without evidence of relapse and not related to study drug.

Turning now to the engineered stem cell platform. Jasper’s engineered stem cells are designed to overcome key limitations of allogeneic and autologous gene-edited stem cell grafts. By using RNA or DNA editing, we can give the donor, or gene-edited stem cells, a proliferative and survival advantage over the patient’s existing stem cells. We have three lead approaches in the development under this platform: first we can use CD117 manipulation to convey a proliferative advantage to stem cells. Our second approach uses resistance mutations to JSP191 conditioning to allow an engineered stem cell and JSP191 conditioning to be used together. And third, is engineering or inserting other new properties to give stem cells and other grafted cells a proliferative or survival advantage, again to increase the rates of the cure that we see.

We have promising proof-of-concept data, specifically for our first two approaches. On the left panel shows that our engineered stem cell that we call JSP502 will grow faster and outcompete normal hematopoietic stem cells. On the right panel we show that JSP502 is resistant to the inhibition by JSP191. This indicates that the two can be combined as a conditioning agent and therapeutic agent. This gives us confidence that the engineered stem cell platform has the potential to unlock the promise of stems cell therapies well beyond what’s possible today.

As we move forward, JSP191 and engineered stem cells have potential not only to replace old and existing and newer therapies but they can also significantly expand the number of patients that can benefit from curative stem cell transplants. Today there’s an estimated 20,000 hematopoietic stem cell transplants that are performed annually in the G7. We estimate that 40,000 transplants will be performed annually if we’re successful with JSP191, and if we’re successful with JSP191 and the engineered stem cell platform, that number may approach 100,000 annually.

As we look forward, Jasper has a number of anticipated milestones for JSP191 and the engineered stem cell platform, this over just the next 18 months. Before the end of the year, we plan to present Phase 1 top line data – 90-day data for JSP191 in AML/MDS – at an upcoming medical meeting. We plan to begin enrollment in the Phase 1b portion of this study and file an IND for JSP191 in autoimmune disease. We also expect to deliver in vivo proof-of-concept data for our engineered stem cell platform before the end of the year, and additional data in severe combined immunodeficiency. Looking forward into 2022, we expect additional data and studies for JSP191 and the ability to file our first IND for the engineered stem cell platform.

So, back to the transaction at hand, we believe we found an excellent match in Amplitude, who shares Jasper’s vision to build a leader in the field of hematological stem cell transplant. It’s led by a proven team with expertise in healthcare and growth stage companies. Yesterday, we also announced a $100 million PIPE led by a group of premier institutional investors, including Federated Hermes Kaufmann Fund. The PIPE also includes participation from existing Jasper shareholders and Amplitude’s sponsors, Metalmark Capital and Avego Healthcare. The $100 million PIPE along with up to $100 million from the Amplitude SPAC, less expenses, will add an additional estimated $180 million to our balance sheet and allow for the development of JSP191 and the engineered stem cell platform for an estimated 24 months post close. In closing, yesterday’s merger and PIPE announcements mark a significant milestone for Jasper, provides validation of our pipeline, and additional capital for us to use and continue to execute on our mission. And with that, I’ll just say thank you very much for joining us today.

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